UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2025

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On October 29, 2025, TriNet Group, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the quarter ended September 30, 2025. A copy of the press release, entitled “TriNet Announces Third Quarter 2025 Results & Reaffirms Full Year 2025 Guidance” is furnished as Exhibit 99.1 hereto and incorporated by reference.
The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
CFO Transition
On October 23, 2025, the Company's Board of Directors (the “Board”) appointed Ms. Mala Murthy as the Chief Financial Officer and Executive Vice-President of the Company, effective November 28, 2025 (the “Effective Date”). Ms. Kelly Tuminelli will step down from her current position as Chief Financial Officer and Executive Vice-President of the Company on the Effective Date, after more than five years in this position.
Ms. Murthy, age 61, will have served as Chief Financial Officer of Teladoc Health, Inc. from June 2019 until November 2025. Prior to that, she served as Chief Financial Officer of Global Commercial Services at American Express from June 2012 to May 2019, and held various leadership positions at PepsiCo from 1995 to May 2012. In addition, Ms. Murthy has served as a board member to Avantor, Inc. since November 2021. Ms. Murthy holds a master’s degree in public and private management from the Yale School of Management, an MBA from the Indian Institute of Management and a bachelor’s degree in computer science and engineering from Jadavpur University, in India.
The Company and Ms. Murthy entered into an employment agreement in connection with her appointment (the “Employment Agreement”). Ms. Murthy’s employment is at-will, and pursuant to the Employment Agreement, Ms. Murthy is eligible for the following compensation, (i) an annual base salary of $650,000, (ii) a sign-on bonus of $500,000, subject to repayment on a pro-rated basis in the event of a separation from service prior to the first anniversary of the Effective Date due to Ms. Murthy’s voluntary resignation or termination for cause, and (iii) an annual target bonus of 100% of Ms. Murthy’s annual base salary, subject to the achievement of performance metrics established by the Company; provided that for 2025, Ms. Murthy will be paid her target bonus pro-rated for the portion of the year during which she is employed.
In connection with her commencement of service, Ms. Murthy will be eligible to receive (i) a one-time award of restricted stock units covering shares of the Company’s common stock (“RSUs”) with a target value of $500,000, which will vest in full on the one year anniversary of the date of grant, subject to Ms. Murthy’s continued service on the vesting date and (ii) a one-time award of RSUs with a target value of $4,100,000, which will vest over a four-year period, with one-fourth of the total shares subject to the RSUs vesting on the first anniversary of the date of grant, and one-sixteenth of the total shares subject to the RSUs vesting on a quarterly basis thereafter, in each case provided that Ms. Murthy remains in service with the Company on the applicable vesting date (the “New Hire RSUs”).
In addition, Ms. Murthy will be eligible to receive (i) an award of RSUs with a target value of $1,750,000, and (ii) performance stock units (“PSUs”) with a target value of $1,750,000, in each case in connection with the Company’s annual grant cycle (the “2026 Annual Grants”). The RSUs granted in connection with the 2026 Annual Grants will be subject to a four-year vesting schedule, with one-fourth of the total shares subject to the RSUs vesting on the first anniversary of the date of grant, and one-sixteenth of the total shares subject to the RSUs vesting on a quarterly basis thereafter, in each case provided that Ms. Murthy remains in service with the Company on such vesting date. The PSUs granted in connection with the 2026 Annual Grants will be subject to the same performance terms and other vesting requirements as applicable to PSUs granted to the Company’s other executive officers in connection with the 2026 performance cycle. The New Hire RSUs and 2026 Annual Grants will be made pursuant to the terms of the Company’s Amended and Restated 2019 Incentive Plan.
Ms. Murthy will also be eligible to participate in the Company’s Amended and Restated Executive Severance Benefit Plan (the “Severance Plan”) previously filed as Exhibit 10.12 to the Company’s Annual Report Form 10-K for the fiscal year ended December 31, 2024, which provides for certain payments and benefits upon qualifying terminations of service by the Company without “cause” (as defined in the Severance Plan) or resignation for “good reason” (as defined in the Employment Agreement), including in connection with a change in control of the Company. In addition, in the event of Ms. Murthy’s qualifying termination of service under the terms of the Severance Plan within 12 months following her commencement of service, if the gross value of the equity acceleration to which she is entitled under the Severance Plan is less than $2,000,000, Ms. Murthy will be entitled to an additional cash payment equal to the difference between the actual gross value of such equity acceleration and $2,000,000.
The Company will also enter into its standard form of indemnification agreement with Ms. Murthy, which was previously filed by the Company on March 4, 2014, as Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A.
There are no family relationships between Ms. Murthy and any Company director or executive officer, and no arrangements or understandings between Ms. Murthy and any other person pursuant to which she was selected as an officer. Ms. Murthy is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
Transition Agreement
In connection with the transition, Ms. Tuminelli entered into a transition agreement with the Company on October 25, 2025 (the “Transition Agreement”), pursuant to which she will step down from her role as Chief Financial Officer and Executive Vice-President of the Company on the Effective Date and assume a non-executive employee role through March 16, 2026 (the “Transition Period”) in order to promote a smooth and orderly transition. During the Transition Period, Ms. Tuminelli will continue to receive her base salary as currently in effect and remain eligible for employee benefits, including continued vesting of her existing equity awards in accordance with their terms. Provided Ms. Tuminelli continues in service with the Company through the end of the Transition Period, subject to her execution of a general release of claims in favor of the Company and its affiliates, Ms. Tuminelli will be entitled to the following benefits as set out in the Company’s Amended and Restated Executive Severance Benefit Plan: a cash payment equal to 12 months of her base salary, Company subsidized healthcare coverage for Ms. Tuminelli and her eligible dependents for up to 12 months following her separation from service, and accelerated vesting of her time-based equity awards that would have otherwise vested in the 12 months following her separation from service had she remained employed through such time.
The foregoing descriptions of the Employment Agreement and the Transition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Transition Agreement, respectively, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Item 7.01 Regulation FD Disclosure
On October 29, 2025, the Company issued a press release announcing the leadership transition. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference.
The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 29, 2025, entitled “TriNet Announces Third Quarter 2025 Results & Reaffirms Full Year 2025 Guidance"
99.2	Press Release, dated October 29, 2025, entitled "TriNet Appoints Mala Murthy as Chief Financial Officer, Succeeding Kelly Tuminelli"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated October 29, 2025, entitled “TriNet Announces Third Quarter 2025 Results & Reaffirms Full Year 2025 Guidance"
99.2	Press Release, dated October 29, 2025, "TriNet Appoints Mala Murthy as Chief Financial Officer, Succeeding Kelly Tuminelli"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	October 29, 2025	By:	/s/ Sidney Majalya
Sidney Majalya
Senior Vice President, Chief Legal Officer and Secretary